                                                                    EXHIBIT 99.1

[AMKOR TECHNOLOGY LOGO]

                                                                    NEWS RELEASE

                    AMKOR REPORTS FOURTH QUARTER 2003 RESULTS

            INCREASES REVENUE OUTLOOK FOR FIRST QUARTER AND FULL YEAR

CHANDLER, AZ. -January 28, 2004 -- Amkor Technology, Inc. (Nasdaq: AMKR) reported fourth quarter sales of $459 million, up 8% sequentially and up 23% over the fourth quarter of 2002. Amkor's fourth quarter net income was $23 million, or $0.13 per share, compared with a loss of $196 million, or ($1.19) per share, in the fourth quarter of 2002.

Amkor's fourth quarter 2003 net income includes a $7 million gain on the sale of a marketable security partially offset by $5 million in debt retirement costs associated with the repurchase of convertible notes. Amkor's $196 million loss in the fourth quarter of 2002 included $172 million in non-cash charges associated with (i) establishment of a $129 million valuation allowance against deferred tax assets; (ii) a $33 million impairment in Amkor's investment in Anam Semiconductor, Inc. and (iii) $10 million of estimated costs to consolidate two factories.

For the full year, revenue was $1.6 billion compared with $1.4 billion in 2002. Amkor's net income in 2003 was $2 million, or $0.01 per share, compared with a loss of $827 million, or ($5.04) per share, in 2002.

"We have completed a year of significant accomplishment and believe that 2004 will present exceptional growth opportunities for Amkor," said James Kim, Amkor's chairman and chief executive officer. "Our 2003 results exceeded our initial expectations and were achieved during a year in which we realigned our operating structure, enhanced our balance sheet and strengthened our product development, sales and support organizations. These strategic initiatives place Amkor in an excellent position to drive continued expansion of the outsourcing model for semiconductor assembly and test."

"Since 2001 we have cautiously managed our business in an environment of economic uncertainty and cloudy visibility," continued Kim. "This environment began to change during 2003 as customer demand improved. We believe the semiconductor industry is now entering a period of strong expansion. We are seeing strength in the communications, computer and consumer markets. During the fourth quarter our customer forecasts continued to strengthen, and we now expect to achieve revenue growth in the first quarter of 2004, which is a significant reversal of what is normally a seasonally down quarter. Historically, a sequential increase in our first quarter sales has always signaled a strong year for Amkor. Last quarter I said we were positioning Amkor to achieve $2 billion in revenue in 2004; I now believe we will exceed $2 billion."

"In response to broad-based customer demand we have re-ignited Amkor's growth engine and are aggressively moving to increase production capacity to meet demand that our customers are already forecasting," continued Kim. "We are focused on asserting our leadership position in key package technologies. We have budgeted first quarter capital expenditures of $200 million to accommodate robust customer demand and expand our operational footprint in Taiwan and China. We will most likely spend between $300 and $500 million for 2004."

"We see 2004 as a year of great promise for Amkor. We intend to accommodate growth opportunities while improving our capital structure, and we remain committed to de-levering the balance sheet," said Kim.

"Over the past year we've experienced unprecedented demand for stacked CSP, chip scale BGA, system-in-package, MicroLeadFrame(R), camera modules and other advanced package families that are especially well suited for wireless and digital consumer electronic applications," said Bruce Freyman, Amkor's newly appointed president and chief operating officer. "We've also had exceptional demand for several legacy package families, and for strip test. During this period we've significantly increased manufacturing capacity and engineering support for the high-growth areas of our business. We are stepping up our product development and R&D activities to ensure that our packaging and test capabilities continue to keep pace with advances in the front end. We also are working on a variety of innovative design collaborations with several OEMs."

"Fourth quarter gross margin was 25%. As our business expansion program moves into high gear in Q1 and Q2, our goal will be to increase production capacity to get ahead of customer demand," said Ken Joyce, Amkor's chief financial officer. "We expect the associated depreciation expenses and to a lesser extent factory operating expenses to put some downward pressure on gross margin in the first quarter of 2004, with minimal impact on operating margin as first quarter SG&A expenses should increase only modestly."

"During 2003 we strengthened our capital structure - reducing debt by $129 million and increasing shareholders equity by $147 million through the issuance of common stock. Our 2003 initiatives have yielded annualized interest expense savings of $15 million," said Joyce.

"As Jim Kim stated, we expect to grow significantly this year, and to support this robust growth we continue to evaluate strategies to further enhance our capital structure. We are prepared to supplement our cash resources with proceeds from capital market activities depending on the pace of our capital expenditure program," said Joyce.

Selected operating data for the fourth quarter and full year 2003 is included on a separate page of this release.

BUSINESS OUTLOOK

Our customers' forecasts have continued to build through most of the fourth quarter. On the basis of these forecasts, we have the following expectations for the first quarter of 2004:

     -    Sequential revenue increase in the range of 2% to 4%.

     -    Gross margin around 24%.

     -    Net income in the range of 8 to 11 cents per diluted share.

The provision for U.S. taxes related to our positive earnings is offset by the use of net operating loss carryforwards. We anticipate recognizing approximately $6 million per quarter in foreign tax expense. At December 31, 2003 our company had U.S. net operating losses totaling $405 million expiring between 2021 and 2023. Additionally, at December 31, 2003 we had $49 million of non-U.S. net operating losses available for carryforward, expiring between 2003 and 2012.

Amkor will conduct a conference call on January 28, 2004 at 5:00 p.m. eastern time to discuss the results of the fourth quarter in more detail. The call can be accessed by dialing 303-262-2130 or by visiting the investor relations page of our web site: www.amkor.com or CCBN's website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until the company's next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 561042#.

Amkor is a leading provider of contract semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company's SEC filings and on Amkor's web site: www.amkor.com.

This press release contains forward-looking statements within the meaning of federal securities laws, including, without limitation, statements regarding anticipated growth opportunities, expansion of the semiconductor industry, revenue and revenue growth, increased production capacity, expenditures, reduction of debt, product development and R&D activities, depreciation expense, operating expense, gross margin, operating margin, SG&A expense, net income, foreign tax expense and the statements contained under Business Outlook. These forward-looking statements are subject to a number of risks and uncertainties that could affect future operating results and cause actual results and events to differ materially from historical and expected results, including, but not limited to, the following: the highly unpredictable nature of the semiconductor industry; volatility of consumer demand for products incorporating our semiconductor packages; deterioration of the U.S. or other economies; worldwide economic effects of terrorist attacks; military conflict in the Middle East and potential military conflict in Asia, Africa and elsewhere; competitive pricing and declines in average selling prices; timing and volume of orders relative to the production capacity; incurrence of significant additional costs and expense necessary for the increase in our capacity; availability of manufacturing capacity and fluctuations in manufacturing yields; availability of financing; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers; the market price of our debt and equity securities; changes in foreign tax laws; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; and environmental regulations.

Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for the year ended December 31, 2002 and the Report on Form 10-Q for the quarter ended September 30, 2003.

Contact:
        Jeffrey Luth
        VP Corporate Communications
        480-821-5000 ext. 5130
        jluth@amkor.com

SELECTED OPERATING DATA FOR THE FOURTH QUARTER AND YEAR ENDED OF 2003

                                                 4TH QUARTER                  YEAR
-     Capital expenditures:                      $82 million               $231 million
-     Depreciation and amortization:             $54 million               $220 million
-     Free cash flow *                           $(8 million)              $(57 million)

* Reconciliation of free cash flow to the most directly comparable GAAP measure:

Net cash provided by continuing operating activities                $74 million            $174 million
Less purchases of property, plant and equipment                    ($82 million)          ($231 million)
                                                                   ------------           -------------
Free cash flow from continuing operations                          ($ 8 million)          ($ 57 million)
                                                                   ============           =============

              We define free cash flow from continuing operations as net cash provided by continuing operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles, and our definition of free cash flow may not be comparable to similar companies.

SELECTED OPERATING DATA FOR THE FOURTH QUARTER OF 2003

         - End market distribution (an approximation based on a sampling of programs with our largest customers)

Communications                      38%
Computing                           25%
Consumer                            27%
Other                               10%

         - Combined assembly & test capacity utilization (based on front-of-line capacity) was approximately 90%.

         - Assembly average selling price (calculated on a per pin basis) declined approximately 1% from Q3 2003. (Excludes results of Amkor Iwate joint venture)

         -    Assembly unit shipments were 1.6 billion, up 13% from Q3 2003.

         -    Percentage of assembly revenue:

Advanced packages                   80%
Traditional packages                20%

         -    Test revenue as a proportion of total revenue was approximately
              9%.

                               (tables to follow)

                             AMKOR TECHNOLOGY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                                                      FOR THE THREE MONTHS ENDED
                                                                                              DECEMBER 31,
                                                                                      --------------------------
                                                                                        2003            2002
                                                                                      ---------     ------------
                                                                                              (UNAUDITED)
Net revenues                                                                          $ 458,906     $   373,189
Cost of revenues                                                                        344,685         312,006
                                                                                      ---------     -----------
Gross profit                                                                            114,221          61,183
                                                                                      ---------     -----------
Operating expenses:
      Selling, general and administrative                                                48,124          42,249
      Research and development                                                            6,330           6,654
      Loss (gain) on disposal of fixed assets, net                                          284            (416)
      Amortization of acquired intangibles                                                2,080           1,997
      Special charges, net (1)                                                              125           9,985
                                                                                      ---------     -----------
           Total operating expenses                                                      56,943          60,469
                                                                                      ---------     -----------
Operating income                                                                         57,278             714
                                                                                      ---------     -----------
Other (income) expense:
      Interest expense, net                                                              32,787          36,487
      Foreign currency gain                                                              (1,939)           (975)
      Other income, net                                                                  (8,824)         (1,003)
      Debt retirement costs (2)                                                           5,168              --
                                                                                      ---------     -----------
           Total other expense                                                           27,192          34,509
                                                                                      ---------     -----------
Income (loss) before income taxes, equity investment gain (loss),
      minority interest and discontinued operations                                      30,086         (33,795)
Equity investment gain (loss)                                                               265         (42,125)
Minority interest                                                                        (1,873)            306
                                                                                      ---------     -----------
Income (loss) from continuing operations before income taxes                             28,478         (75,614)
                                                                                      ---------     -----------
Provision for income taxes                                                                5,839         122,574
                                                                                      ---------     -----------
Income (loss) from continuing operations                                                 22,639        (198,188)
                                                                                      ---------     -----------
Discontinued operations:
      Income from wafer fabrication services business, net of tax of $1,323 in 2002          --           2,072
                                                                                      ---------     -----------
Net income (loss)                                                                     $  22,639     $  (196,116)
                                                                                      =========     ===========

Per Share Data:
      Basic and diluted income (loss) per common share from continuing operations     $    0.13     $     (1.20)
      Basic and diluted income per common share from discontinued operations                 --            0.01
                                                                                      ---------     -----------
      Basic and diluted income (loss) per common share                                $    0.13     $     (1.19)
                                                                                      =========     ===========

      Shares used in computing basic income (loss) per common share                     170,910         164,927
                                                                                      =========     ===========

      Shares used in computing diluted income (loss) per common share                   177,197         164,927
                                                                                      =========     ===========

(1) Special charges include the following:
        Contract termination fee                                                      $   2,011     $        --
        Loss (gain) on facility shutdown accruals                                        (1,886)          9,985
                                                                                      ---------     -----------
                                                                                      $     125     $     9,985
                                                                                      =========     ===========

(2) Debt retirement costs include the following:
        Call premium                                                                  $   2,844     $        --
        Unamortized deferred debt acquisition costs                                       2,324              --
                                                                                      ---------     -----------
                                                                                      $   5,168     $        --
                                                                                      =========     ===========

                             AMKOR TECHNOLOGY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                                                               FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                           -------------------------
                                                                                              2003           2002
                                                                                           ----------     ----------
                                                                                                  (UNAUDITED)
Net revenues                                                                               $1,603,768     $1,406,178
Cost of revenues                                                                            1,267,302      1,310,563
                                                                                           ----------     ----------
Gross profit                                                                                  336,466         95,615
                                                                                           ----------     ----------
Operating expenses:
      Selling, general and administrative                                                     179,952        179,888
      Research and development                                                                 25,784         31,189
      Loss (gain) on disposal of fixed assets, net                                               (586)         2,496
      Amortization of acquired intangibles                                                      8,183          6,992
      Special charges, net (1)                                                                    125        291,970
                                                                                           ----------     ----------
           Total operating expenses                                                           213,458        512,535
                                                                                           ----------     ----------
Operating income (loss)                                                                       123,008       (416,920)
                                                                                           ----------     ----------
Other (income) expense:
      Interest expense, net                                                                   140,281        147,497
      Foreign currency (gain) loss                                                             (3,022)           906
      Other income, net                                                                        (6,748)        (1,014)
      Debt retirement costs (2)                                                                37,800             --
                                                                                           ----------     ----------
           Total other expense                                                                168,311        147,389
                                                                                           ----------     ----------
Loss before income taxes, equity investment losses,
      minority interest and discontinued operations                                           (45,303)      (564,309)
Equity investment losses                                                                       (3,290)      (208,165)
Minority interest                                                                              (4,008)        (1,932)
                                                                                           ----------     ----------
Loss from continuing operations before income taxes                                           (52,601)      (774,406)
                                                                                           ----------     ----------
Provision for income taxes (benefit)                                                             (233)        60,683
                                                                                           ----------     ----------
Loss from continuing operations                                                               (52,368)      (835,089)
                                                                                           ----------     ----------
Discontinued operations:
      Income from wafer fabrication services business, net of tax of $419 and $5,114            3,047          8,330
      Gain on sale of wafer fabrication services business, net of tax of $7,081 in 2003        51,519             --
                                                                                           ----------     ----------
      Income from discontinued operations                                                      54,566          8,330
                                                                                           ----------     ----------
Net income (loss)                                                                          $    2,198     $ (826,759)
                                                                                           ==========     ==========

Per Share Data:
      Basic and diluted loss per common share from continuing operations                   $    (0.31)    $    (5.09)
      Basic and diluted income per common share from discontinued operations                     0.32           0.05
                                                                                           ----------     ----------
      Basic and diluted income (loss) per common share                                     $     0.01     $    (5.04)
                                                                                           ==========     ==========

      Shares used in computing basic and diluted income (loss) per common share               167,142        164,124
                                                                                           ==========     ==========

(1) Special charges include the following:
        Impairment of goodwill                                                             $       --     $   73,080
        Impairment of long-lived assets                                                            --        190,266
        Contract termination fee                                                                2,011             --
        Loss (gain) on facility shutdown accruals                                              (1,886)        28,624
                                                                                           ----------     ----------
                                                                                           $      125     $  291,970
                                                                                           ==========     ==========

(2) Debt retirement costs include the following:
        Call premium                                                                       $   24,148     $       --
        Unamortized deferred debt acquisition costs                                            11,111             --
        Other debt retirement costs                                                             2,541             --
                                                                                           ----------     ----------
                                                                                           $   37,800     $       --
                                                                                           ==========     ==========

                             AMKOR TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                DECEMBER 31,    DECEMBER 31,
                                                                                    2003           2002
                                                                                ------------    ------------
                                                                                        (UNAUDITED)
                               Assets
Current assets:
      Cash and cash equivalents                                                 $   313,259     $   311,249
      Accounts receivable:
           Trade, net of allowance of $6,514 in 2003 and $7,122 in 2002             318,051         234,056
           Other                                                                      4,413           8,532
      Inventories                                                                    92,439          72,121
      Other current assets                                                           49,606          48,661
                                                                                -----------     -----------
                Total current assets                                                777,768         674,619
                                                                                -----------     -----------
Property, plant and equipment, net                                                1,007,648         966,338
                                                                                -----------     -----------
Investments                                                                          51,181          83,235
                                                                                -----------     -----------
Other assets:
      Goodwill                                                                      629,850         628,099
      Acquired intangibles                                                           37,730          45,033
      Due from affiliates                                                                --          20,852
      Other                                                                          67,601         114,178
      Assets of discontinued operations                                                  96          25,630
                                                                                -----------     -----------
                                                                                    735,277         833,792
                                                                                -----------     -----------
                Total assets                                                    $ 2,571,874     $ 2,557,984
                                                                                ===========     ===========

                Liabilities and Stockholders' Equity
Current liabilities:
      Bank overdraft                                                            $     2,690     $     4,633
      Short-term borrowings and current portion of long-term debt                    28,665          71,023
      Trade accounts payable                                                        227,239         180,999
      Due to affiliates                                                               3,157          70,243
      Accrued expenses                                                              178,100         184,223
                                                                                -----------     -----------
                Total current liabilities                                           439,851         511,121
Long-term debt                                                                    1,650,707       1,737,690
Other noncurrent liabilities                                                         78,974          67,661
                                                                                -----------     -----------
                Total liabilities                                                 2,169,532       2,316,472
                                                                                -----------     -----------

Minority interest                                                                     1,338          10,145

Stockholders' equity:
      Common stock                                                                      175             166
      Additional paid-in capital                                                  1,317,164       1,170,227
      Accumulated deficit                                                          (931,536)       (933,734)
      Receivable from stockholders                                                       --          (2,887)
      Accumulated other comprehensive gains (losses)                                 15,201          (2,405)
                                                                                -----------     -----------
                Total stockholders' equity                                          401,004         231,367
                                                                                -----------     -----------
                Total liabilities and stockholders' equity                      $ 2,571,874     $ 2,557,984
                                                                                ===========     ===========

                             AMKOR TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                      FOR THE THREE MONTHS ENDED
                                                                                              DECEMBER 31,
                                                                                     ---------------------------
                                                                                         2003           2002
                                                                                     ------------    -----------
                                                                                             (UNAUDITED)
Cash flows from continuing operating activities:
      Income (loss) from continuing operations                                       $    22,639     $  (198,188)
      Depreciation and amortization                                                       54,375          59,157
      Equity investment (gains) losses                                                      (265)         42,125
      Other adjustments to reconcile income (loss) to net cash provided
        by operating activities                                                              473         143,314
      Changes in assets and liabilities excluding effects of acquisitions                 (3,390)         17,345
                                                                                     -----------     -----------
           Net cash provided by operating activities                                      73,832          63,753
                                                                                     -----------     -----------

Cash flows from continuing investing activities:
      Purchases of property, plant and equipment                                         (82,274)        (12,806)
      Other investing activities                                                          13,048          (6,992)
                                                                                     -----------     -----------
           Net cash used in investing activities                                         (69,226)        (19,798)
                                                                                     -----------     -----------

Cash flows provided by (used in) continuing financing activities                         (30,467)          2,416
                                                                                     -----------     -----------

Effect of exchange rate fluctuations on cash and cash equivalents related to
      continuing operations                                                               (1,034)            428
                                                                                     -----------     -----------

Cash flows provided by (used in) discontinued operations                                    (349)         29,412
                                                                                     -----------     -----------

Net increase (decrease) in cash and cash equivalents                                     (27,244)         76,211
Cash and cash equivalents, beginning of period                                           340,503         235,038
                                                                                     -----------     -----------
Cash and cash equivalents, end of period                                             $   313,259     $   311,249
                                                                                     ===========     ===========

Supplemental disclosures of cash flow information:
       Cash paid (received) during the period for:
           Interest                                                                  $    39,319     $    39,125
           Income taxes                                                              $       286     $    (6,599)

                             AMKOR TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                               FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                           ----------------------------
                                                                                               2003            2002
                                                                                           ------------     -----------
                                                                                                   (UNAUDITED)
Cash flows from continuing operating activities:
      Loss from continuing operations                                                      $    (52,368)    $  (835,089)
      Depreciation and amortization                                                             219,735         323,265
      Equity investment losses                                                                    3,290         208,165
      Other adjustments to reconcile loss to net cash provided by operating activities           54,453         376,341
      Changes in assets and liabilities excluding effects of acquisitions                       (51,269)         40,493
                                                                                           ------------     -----------
           Net cash provided by operating activities                                            173,841         113,175
                                                                                           ------------     -----------

Cash flows from continuing investing activities:
      Purchases of property, plant and equipment                                               (230,504)        (95,104)
      Other investing activities                                                                 65,913          40,539
                                                                                           ------------     -----------
           Net cash used in investing activities                                               (164,591)        (54,565)
                                                                                           ------------     -----------

Cash flows used in continuing financing activities                                              (22,012)        (11,382)
                                                                                           ------------     -----------

Effect of exchange rate fluctuations on cash and cash equivalents related to
      continuing operations                                                                       1,488           1,333
                                                                                           ------------     -----------

Cash flows provided by discontinued operations                                                   13,284          62,631
                                                                                           ------------     -----------

Net increase in cash and cash equivalents                                                         2,010         111,192
Cash and cash equivalents, beginning of period                                                  311,249         200,057
                                                                                           ------------     -----------
Cash and cash equivalents, end of period                                                   $    313,259     $   311,249
                                                                                           ============     ===========

Supplemental disclosures of cash flow information:
      Cash paid (received) during the period for:
           Interest                                                                        $    147,188     $   142,299
           Income taxes                                                                    $      7,839     $      (845)